Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 151 to File No. 33-20673) of Wilmington Funds of our reports dated June 27, 2019 on the financial statements and financial highlights of the Wilmington U.S. Government Money Market Fund, Wilmington U.S. Treasury Money Market Fund, Wilmington Broad Market Bond Fund, Wilmington Intermediate-Term Bond Fund, Wilmington Short-Term Bond Fund, Wilmington Municipal Bond Fund, Wilmington New York Municipal Bond Fund, Wilmington Large-Cap Strategy Fund, Wilmington International Fund, Wilmington Global Alpha Equities Fund, Wilmington Real Asset Fund and Wilmington Diversified Income Fund (twelve of the series constituting the Wilmington Funds) included in the April 30, 2019 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 28, 2019